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                                                                    Exhibit 99.2

                             FIRST AMENDMENT DATED
                             AS OF AUGUST 30, 1999
                         TO LOAN DOCUMENTS AND GUARANTY

     THIS AMENDMENT, dated as of August 30, 1999, is entered into among ONEPOINT COMMUNICATIONS CORP., a Delaware corporation (the "Borrower"), SBC COMMUNICATIONS INC., a Delaware corporation (the "Guarantor"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation having an office at 265 East Deerpath Road, Lake Forest, Illinois 60045 (the "Lender").


                                   RECITALS:

     A. The Borrower has previously delivered to the Lender (i) an Amended and Restated Call On Term - Term Note dated as of April 29, 1998 in the original principal amount of $9,000,000 (as amended, modified, restated or replaced, the "Note") and (ii) an Amended and Restated Security Agreement dated as of April 29, 1998 (as amended, modified, restated or replaced, the "Security Agreement"; together with the Note, collectively the "Loan Documents" and individually, a "Loan Document").

     B. Guarantor has previously delivered to the Lender an Amended and Restated Guaranty dated as of April 29, 1998 (as amended, modified or replaced, the "Guaranty"). Terms defined in the Loan Documents or the Guaranty and not otherwise defined herein shall be used herein as defined in the Loan Documents and the Guaranty, as applicable.

     C. The Borrower, the Guarantor and the Lender wish to amend the Loan Documents and the Guaranty.

     D.  Therefore, the parties hereto agree as follows:

         1.  AMENDMENTS TO THE NOTE.

             1.1. Section 2.2 of the Note. Section 2.2 of the Note is hereby amended as of the date hereof by deleting the first sentence thereof and substituting the following therefor:

             "2.2 MANDATORY PREPAYMENT. In the event that twenty percent (20%) or more of the issued and outstanding shares of the Borrower are held by persons not owning shares of the Borrower, directly or indirectly, on April 29, 1998 or substantially all the assets of the Borrower are sold, then on the date such event shall occur, the Borrower immediately agrees to prepay the entire outstanding principal amount of the Loans and all unpaid and accrued interest on the Loans and acknowledges and agrees that any commitment to lend hereunder is terminated without further notice or action on the part of the Lender."
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     1.2. Section 5 of the Note. The definition of "Subsidiary" in Section 5 of the Note is hereby amended as of the date hereof by deleting the percentage "eighty percent (80%)" appearing therein and substituting the percentage "fifty percent (50%)" therefor.

     1.3. Sections 6(c), (d), (f), (g), (h), (i), (l) and (m) of the Note. Sections 6(c), (d), (f), (g), (h), (i), (l) and (m) only of the Note are hereby amended and restated in their entirety as of the date hereof as follows:

          "(c) failure of Borrower or any of its Subsidiaries or the Guarantor to pay when due any principal of or interest on or any other amount payable in respect of one or more items of indebtedness or reimbursement obligation in an aggregate amount in excess of $5,000,000 ($100,000,000 in the case of the Guarantor only), in each case beyond the end of any grace period provided therefor, or any breach or default by Borrower or any of its Subsidiaries or the Guarantor with respect to any term of one or more terms of indebtedness or reimbursement obligation in the aggregate principal amount in excess of $5,000,000 ($100,000,000 in the case of the Guarantor only) shall occur if the effect of such breach or default is to cause, or permit the holders of that indebtedness to cause, that indebtedness to become due and payable prior to its stated maturity;

          (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower, any Subsidiary or Guarantor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; . . .

          (f) Borrower, any Subsidiary or Guarantor shall fail to maintain their existence in good standing in their state of formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so is reasonably likely to have a material adverse impact on the consolidated assets, condition or prospects of Borrower and such failure is not cured within ten (10) days of the Borrower, such Subsidiary or the Guarantor having actual notice that they are not in good standing or duly qualified;

          (g) Borrower, any Subsidiary or Guarantor shall dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; provided that, the Borrower or any Subsidiary may merge or consolidate with Guarantor or any one or more Subsidiaries of Borrower or with any other entity if, before and after giving effect thereto, no Event of Default shall have occurred and be continuing and the surviving entity assumes all the obligations and duties of the Borrower under this Note and the obligations of the Borrower continue to be guaranteed by a creditworthy entity and in form and substance satisfactory to the Lender; provided further that this clause (g) shall not apply to any Subsidiary to be liquidated or dissolved if the Board of Directors of such Subsidiary shall determine that the preservation of the existence of such Subsidiary is no longer desirable in the conduct of business of the Borrower and its Subsidiaries, and that the loss thereof is not disadvantageous in any material respect to Lender, as reasonably determined by the Lender;

          (h) James A. Otterbeck and the Guarantor in the aggregate shall cease to own, directly or indirectly, at least 51% of the issued and outstanding common stock of Borrower entitled to vote for the election of directors of Borrower;

          (i) any proceeding (judicial or administrative) shall be commenced against Borrower, any Subsidiary or the Guarantor, or with respect to any assets of Borrower, any Subsidiary or the Guarantor which could reasonably be expected to have a material and adverse effect on the assets, condition or prospects of Borrower, any Subsidiary or the Guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of (i) in the case of the Guarantor, TWENTY-FIVE MILLION AND NO/100 UNITED STATES DOLLARS ($25,000,000.00), or (ii) in the case of the Borrower or any Subsidiary, ONE MILLION AND NO/100 UNITED STATES DOLLARS ($1,000,000), in each case in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action; . . .

          (l) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower, any Subsidiary or the Guarantor and in the case of an involuntary proceeding is not dismissed within 60 days; or Borrower, any Subsidiary or the Guarantor shall take any steps toward, or to authorize, such a proceeding; or

          (m) Borrower, any Subsidiary or any Guarantor shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business."

     1.4. Section 6(e) of the Note. Section 6(e) of the Note is hereby amended as of the date hereof by adding the following immediately after the semicolon but before the word "or" appearing therein:

     "or the senior unsecured debt rating of Guarantor shall be less than BBB by Standard & Poor's, a division of McGraw Hill Company, Inc. or Baa by Moody's Investors Services, Inc.;"

     1.5. Section 6(j) of the Note. Section 6(j) of the Note is hereby amended as of the date hereof by deleting everything after the word "documents;" appearing therein and substituting the following therefor:

     "or any notice of a federal tax lien against Borrower in excess of $1,000,000 shall be filed with any public recorder and such lien is not vacated, discharged, stayed or bonded over for a period of 60 days; or"

     2.  AMENDMENTS TO THE SECURITY AGREEMENT.

     2.1. Section 1(d) of the Security Agreement. Section 1(d) of the Security Agreement is hereby amended as of the date hereof by deleting the percentage "80%" appearing therein and substituting the percentage "50%" therefor.

    2.2.  Sections 9(c), (d), (f), (g), (h), (i), (j) (l) and (m) of the
Security Agreement. Sections 9(c), (d), (f), (g), (h), (i), (j), (l) and (m) only of the Security Agreement are hereby amended and restated in their entirety as of the date hereof as follows:

          "(c) failure of Debtor or any of its Subsidiaries or the Guarantor to pay when due any principal of or interest on or any other amount payable in respect of one or more items of indebtedness or reimbursement obligation in an aggregate amount in excess of $5,000,000 ($100,000,000 in the case of the Guarantor only), in each case beyond the end of any grace period provided therefor, or any breach or default by Debtor or any of its Subsidiaries or the Guarantor with respect to any term of one or more terms of indebtedness or reimbursement obligation in the aggregate principal amount in excess of $5,000,000 ($100,000,000 in the case of the Guarantor only) shall occur if the effect of such breach or default is to cause, or permit the holders of that indebtedness to cause, that indebtedness to become due and payable prior to its stated maturity;

          (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Debtor, any Subsidiary or Guarantor to Secured Party is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; . . .

          (f) Debtor, any Subsidiary or Guarantor shall fail to maintain their existence in good standing in their state of formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so is reasonably likely to have a material adverse impact on the consolidated assets, condition or prospects of Debtor and such failure is not cured within ten (10) days of the Debtor, such Subsidiary or the Guarantor having actual notice that they are not in good standing or duly qualified;

          (g) Debtor, any Subsidiary or Guarantor shall dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason; provided that, the Debtor or any Subsidiary may merge or consolidate with Guarantor or any one or more Subsidiaries of Debtor or with any other entity if, before and after giving effect thereto, no Event of Default shall have occurred and be continuing and the surviving entity assumes all the obligations and duties of the Debtor under this Note and the obligations of the Debtor continue to be guaranteed by a creditworthy entity and in form and substance satisfactory to the Secured Party; provided further that this clause (g) shall not apply to any Subsidiary to be liquidated or dissolved if the Board of Directors of such Subsidiary shall determine that the preservation of the existence of such Subsidiary is no longer desirable in the conduct of business of the Debtor and its Subsidiaries, and that the loss thereof is not disadvantageous in any material respect to Secured Party, as reasonably determined by the Secured Party;

          (h) James A. Otterbeck and the Guarantor in the aggregate shall cease to own, directly or indirectly, at least 51% of the issued and outstanding common stock of Debtor entitled to vote for the election of directors of Debtor;

          (i) any proceeding (judicial or administrative) shall be commenced against Debtor, any Subsidiary or the Guarantor, or with respect to any assets of Debtor, any Subsidiary or the Guarantor which could reasonably be expected to have a material and adverse effect on the assets, condition or prospects of Debtor, any Subsidiary or the Guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of (i) in the case of the Guarantor, TWENTY-FIVE MILLION AND NO/100 UNITED STATES DOLLARS ($25,000,000.00), or (ii) in the case of the Debtor or any Subsidiary, ONE MILLION AND NO/100 UNITED STATES DOLLARS ($1,000,000), in each case in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Secured Party, shall be entered or agreed to in any suit or action; . . .

          (l) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Debtor, any Subsidiary or the Guarantor and in the case of an involuntary proceeding is not dismissed within 60 days; or Debtor, any Subsidiary or the Guarantor shall take any steps toward, or to authorize, such a proceeding; or

          (m) Debtor, any Subsidiary or any Guarantor shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business."

     2.3. Section 9(e) of the Security Agreement. Section 9(e) of the Security Agreement is hereby amended as of the date hereof by adding the following immediately after the semicolon but before the "or" appearing therein:

     "or the senior unsecured debt rating of Guarantor shall be less than BBB by Standard & Poor's, a division of McGraw Hill Company, Inc. or Baa by Moody's Investors Services, Inc.;"

     2.4. Section 9(j) of the Security Agreement. Section 9(j) of the Security Agreement is hereby amended as of the date hereof by deleting everything after the phrase "with the terms hereof" appearing therein and substituting the following therefor:

     "or any notice of a federal tax lien against Debtor in excess of $1,000,000 shall be filed with any public recorder and such lien is not vacated, discharged, stayed or bonded over for a period of 60 days; or"

     3.  AMENDMENTS TO THE GUARANTY

     3.1. Section 2 of the Guaranty. Section 2 of the Guaranty is hereby amended as of the date hereof by (i) adding a new clause (e) thereto as follows and (ii) relettering existing clauses (e) and (f) as clauses (f) and (g) respectively:

          "(e) Credit Rating. The Guarantor's senior unsecured debt rating shall be less than BBB by Standard & Poor's, a division of McGraw Hill Company, Inc. or Baa by Moody's Investors Services, Inc.; or"

     3.2. Section 3 of the Guaranty. Section 3 of the Guaranty is hereby amended as of the date hereof by deleting the reference to "Section 2(e) - (f)" appearing therein and substituting "Section 2(f) - (g)" therefor.

     4. WARRANTIES. To induce the Lender to enter into this Amendment, the Borrower and the Guarantor warrant that:

     4.1. Authorization. Such party is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized, in the case of the Borrower, to borrow monies under the Loan Documents, as amended hereby, and to perform its obligations under the Loan Documents, as amended hereby, and in the case of the Guarantor, to perform its obligations under the Guaranty, as amended hereby.

     4.2. No Conflicts. The execution and delivery of this Amendment, and the performance by such party of its obligations, in the case of the Borrower under the Loan Documents, and in the case of the Gurantor, the Guaranty, each as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of such party or of any agreement binding upon such party.

     4.3. Validity and Binding Effect. The Loan Documents and, in the case of the Guarantor, the Guaranty, each as amended hereby, are legal, valid and binding obligations of such party, as applicable, enforceable against such party, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

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     5.  CONDITIONS PRECEDENT TO AMENDMENTS.  The amendments contemplated by
Sections 1, 2 and 3 hereof are subject to the satisfaction of each of the following conditions precedent:

     5.1. Documentation. The Borrower shall have delivered to the Lender all of the following, each duly executed and dated the closing date hereof, in form and substance satisfactory to the Lender:

     (a) Certificate. A certificate of the president or chief financial officer of the Borrower as to the matters set out in Sections 5.2 and 5.3 hereof.

     (b) Amendment. The Borrower and the Guarantor shall each have executed a counterpart of this Amendment and delivered it to the Lender.

     (c)  Other.  Such other documents as the Lender may reasonably request.

     5.2. No Default. As of the closing date hereof, no Event of Default or Unmatured Event of Default under the Loan Documents or Event Requiring Payment under the Guaranty shall have occurred and be continuing.

     5.3. Warranties. As of the closing date hereof, the warranties in the Loan Documents, the Guaranty and in Section 4 of this Amendment shall be true and correct as though made on such date, except for such changes as are specifically permitted under the Loan Documents or the Guaranty.

     6.  GENERAL.

     6.1. Expenses. The Borrower agrees to pay the Lender upon demand for all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and legal assistants may be employees of the Lender), incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and any document required to be furnished herewith.

     6.2. Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     6.3. Successors. This Amendment shall be binding upon the Borrower, the Guarantor and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantor and the Lender and the successors and assigns of the Lender.

     6.4. Confirmation of the Agreement. The Loan Documents and the Guaranty, each as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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

     6.5. References to the Agreement. Each reference in the Loan Documents or the Guaranty to "this Agreement," "hereunder," "hereof," or words of similar import in instruments or documents provided for in the Loan Documents or the Guaranty or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Loan Documents or the Guaranty, each as amended hereby.

     6.6. Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any one or more counterparts, all of which shall constitute one and the same instrument.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

                                    ONE POINT COMMUNICATIONS CORP.

                                    By:    /s/  John D. Stavig
                                        --------------------------------

                                    Title   Chief Financial Officer
                                          ------------------------------


                                    SBC COMMUNICATIONS, INC.

                                    By:  /s/  (Signature Illegible)
                                        --------------------------------

                                             Director-Corporate Finance,
                                             for Roger W. Wohlert,
                                             Assistant Treasurer,
                                    Title:   pursuant to Delegation
                                           -----------------------------


                                    THE NORTHERN TRUST COMPANY

                                    By:  /s/  Kinley Reddy
                                        --------------------------------

                                    Title   Vice President
                                          ------------------------------



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